EXHIBIT 10.1

                                 CDI CHINA, INC.
                       JINAN ALTERNATIVE ENERGY GROUP CORP
                      CDI WANDA NEW ENERGY COMPANY, LIMITED
                               AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (the "Amendment") is made and entered into effective on MAY 8, 2007 by and among CDI CHINA, INC. a Florida corporation ("CDI CHINA"), a wholly owned subsidiary of CHINA DIRECT, INC., a Delaware corporation ("CDI"), JINAN ALTERNATIVE ENERGY GROUP CORP. a Florida corporation and a wholly owned subsidiary of CDI CHINA, INC. ("JINAN"), and CDI WANDA NEW ENERGY COMPANY, LIMITED, a Chinese limited liability company ("CDI WANDA"). This Amendment is made pursuant to an acquisition agreement dated February 12, 2007 by and among the parties listed hereto.

                                    RECITALS:
                                    ---------

   o This Amendment shall serve to update the terms of the agreement between the parties dated February 12, 2007

   o CDI WANDA NEW ENERGY COMPANY, LIMITED operates in Jinan, China formerly known as JINAN WANDA NEW ENERGY COMPANY, LIMITED

   o JINAN ALTERNATIVE ENERGY GROUP CORP., a Florida corporation, is a wholly owned subsidiary of CDI CHINA, INC.

   o As of February 12, 2007 the total net assets of CDI WANDA are valued at $491,401. CDI CHINA shall contribute capital in the amount of $511,458 to increase the net assets of CDI WANDA from $491,401 to $1,002,859, acquiring 51% majority interest of CDI WANDA. CDI CHINA shall contribute capital of $511,458 on or before April 30, 2007

   o CDI CHINA on behalf of JINAN ALTERNATIVE ENERGY GROUP CORP. will contribute capital to acquire a 51% ownership interest in CDI WANDA NEW ENERGY COMPANY, LIMITED.

   o The remaining shareholders of CDI WANDA agree not to contribute additional capital to CDI WANDA without the express written consent of CDI CHINA, and a majority of the shareholders of CDI WANDA.

   o In the future in the event the remaining shareholders of CDI WANDA contribute additional capital to increase the net assets of CDI WANDA, CDI CHINA will have the option to contribute capital to CDI WANDA and/or purchase interests from existing shareholders to maintain its 51% majority interest in CDI WANDA.

   o In the event CDI CHINA consents to allow shareholders to acquire additional interest, and in the event CDI CHINA elects to exercise its option to acquire additional interest to maintain its 51% majority interest; in the aggregate CDI CHINA will allocate a total of $1,350,000 worth of common stock as valued at $4.00 per share on January 30, 2007 as mutually agreed upon by all the parties in the agreement dated February 12, 2007 and an aggregate of $1,350,000 (inclusive of its $511,458 commitment due on or before April 30, 2007) to maintain its 60% majority interest in JIEYANG BIG TREE.

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   o  Future capital to be contributed by CDI CHINA shall be in the form of cash and/or common stock and will not exceed $2,700,000 in total value, inclusive of the $511,458 to be contributed on or before April 30, 2007.

   o The fair value of the common stock shall be $4.00 per share on February 6, 2007 as mutually agreed upon by the parties in the agreement dated February 12, 2007.

   o The remaining shareholders of CDI WANDA agree not to contribute capital which would increase the net assets of CDI WANDA in excess of $5,294,118. In the aggregate $2,700,000 shall be contributed to increase the net assets to $5,294,000, as a result of this contribution; the contributing parties will receive a total of 51% of CDI WANDA.

The parties hereto acknowledge that as of the date of this amendment, CDI China has contributed an aggregate of $530,000 of these amounts.


CDI CHINA, INC.                         JINAN WANDA NEW ENERGY COMPANY, LIMITED


/s/ James Wang                          /s/ Dai Feng
-------------------------               ------------
YUEJIAN "JAMES" WANG, CEO               DAI FENG, CEO



                                        DAI FENG


                                        /s/ Dai Feng
                                        ------------
                                        DAI FENG


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